UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hines Global REIT, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒		No fee required.
☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐		Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

In connection with the delivery of the definitive proxy statement of Hines Global REIT, Inc. (the “Company”) and the solicitation of proxies with respect to the proposals set forth in the definitive proxy statement, the following scripts were recorded as messages for use by the Company’s proxy solicitor to solicit additional votes in advance of the Company's annual stockholder meeting.

VM #1: Introductory / Evergreen phone call
Hi, this is Sherri Schugart. I’m the President and CEO of Hines Global REIT as well as a fellow stockholder. I’m calling about our annual meeting of stockholders that is being held on July 17th.
By now you’ve received proxy information relating to the meeting and the proposals that require your vote. I’m excited about the benefits I believe the proposals will bring stockholders, specifically the proposed plan of liquidation and I’m asking you to vote in favor of each of them.
As one of our top stockholders we need your participation. Voting promptly saves time, money and energy by avoiding additional mailings and calls.
You can vote right now by pressing [1]. If I’ve reached your voicemail, please call 1-833-814-9452 to vote today.
Thank you for your time and trust in us, and for fulfilling your duty to vote.
VM#2: Reminder, please vote!
Hi, this is Sherri Schugart. I’m the President and CEO of Hines Global REIT. I’m calling because we haven’t received your vote on the proposals outlined in the proxy materials we sent.
The annual meeting of stockholders is being held on July 17, 2018 and time is running out. Please press [1] to vote now and have your voice heard.
If I’ve reached your voicemail, please call 1-833-814-9452 today to vote in favor of the proposals.
Thank you for your time and for your vote.
Additional Information:
This script is being used with respect to the proposed Plan of Liquidation and Dissolution, which will be submitted to the stockholders of Hines Global REIT, Inc. (the “Company”) for their consideration at the Company’s annual meeting. In connection with the proposed Plan of Liquidation and Dissolution, the Company has filed a definitive proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PLAN OF LIQUIDATION AND DISSOLUTION. The definitive proxy statement has been mailed to the Company’s stockholders. In addition, the proxy statement and other documents are available free of charge at the SEC’s internet website, www.sec.gov. The proxy statement and other pertinent documents also may be obtained free of charge at the Company’s website, http://www.hinessecurities.com, or by directing a written request to Hines Global REIT, Inc. at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Secretary.

Participants in the Solicitation

The Company and its directors and executive officers and members of its external advisor and its employees may be deemed to be participants in the solicitation of proxies with respect to the Plan of Liquidation and Dissolution. Information regarding the Company’s directors and executive officers is detailed in the proxy statement and annual report on Form 10-K and quarterly reports on Form 10-Q previously filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the direct and indirect interests of the Company’s directors and executive officers in the Plan of Liquidation and Dissolution may be obtained by reading the proxy statement and other relevant documents or materials relating to the Plan of Liquidation and Dissolution.